UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report:    August 31, 2010

(Date of earliest event reported)

INSWEB CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-26083	94-3220749
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification Number)

11290 Pyrites Way, Suite 200

Gold River, California 95670

(Address of principal executive offices)

(916) 853-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01                      Entry into a Material Definitive Agreement

On August 31, 2010, InsWeb Corporation. (“InsWeb”) entered into a Stock Purchase Agreement (“Agreement”) with Potrero Media Corporation (“Potrero”) and the stockholders of Potrero to acquire all of the outstanding shares of capital stock of Potrero. Potrero is a performance-based marketing agency specializing in search marketing and lead generation, primarily in the health insurance industry. Potrero will be operated as a wholly-owned subsidiary of InsWeb.

Under the terms of the Agreement, InsWeb will purchase all of the shares of Potrero for $6.0 million in cash at closing and $1.5 million in cash on the one-year anniversary of closing. InsWeb also agreed to issue to the selling shareholders shares of InsWeb common stock equal to $1.5 million, with the number of shares issued determined by the average closing price for the ten days prior to signing the Agreement. The shares of stock shall be issued at the closing and shall be held in escrow for release to the selling shareholders, of Potrero following the one-year anniversary of the closing, subject to indemnity claims by InsWeb. The selling shareholders also may be entitled to receive payments in 2011, 2012, and 2013, not to exceed $1 million per year, based on achievement of annual EBITDA targets for the acquired business. The selling shareholders will operate the acquired business and report to Hussein A. Enan, InsWeb’s CEO. They are eligible to participate in InsWeb Corporation’s Executive Retention and Severance Plan.

 Subject to customary closing conditions, the acquisition is expected to be completed in the fourth quarter of 2010.  GCA Savvian Advisors provided financial advice to InsWeb’s Board of Directors concerning the transaction; and Downey Brand LLP served as outside legal counsel on the transaction.

The foregoing description of the stock purchase agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 3.02                      Unregistered Sales of Equity Securities

On August 31, 2010, InsWeb Corporation. (“InsWeb”) entered into a Stock Purchase Agreement (“Agreement”) with Potrero Media Corporation (“Potrero”) and the stockholders of Potrero to acquire all of the outstanding shares of capital stock of Potrero.

In connection with the Agreement, InsWeb also agreed to issue to the selling shareholders shares of InsWeb common stock equal to $1.5 million, with the number of shares issued determined by the average closing price for the ten days prior to signing the Agreement. The shares of stock shall be issued at the closing and shall be held in escrow for release to the selling shareholders, of Potrero following the one-year anniversary of the closing, subject to indemnity claims by InsWeb.

The foregoing description of the stock issuance element of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on   Form 8-K.

No underwriters will be involved in the issuance of the shares.

Item 8.01                      Other Events

On September 1, 2010, InsWeb issued a press release announcing the acquisition of Potrero Media Corporation. A copy of the press release is attached as Exhibit 99.2.

Item 9.01                      Financial Statements and Exhibits

Exhibit No. 99.1                                                      Stock Purchase Agreement dated August 31, 2010

Exhibit No. 99.2                                                      Press Release dated September 1, 2010

2

SIGNATURE

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 3, 2010	INSWEB CORPORATION
(Registrant)

/s/ L. Eric Loewe
L. Eric Loewe
SVP, General Counsel and Secretary